UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2016

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(713) 969-3293
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Par Pacific Holdings, Inc., a Delaware corporation (the “Company”), held its 2016 Annual Meeting of Stockholders on June 2, 2016. The following proposals were submitted to the holders of the Company’s common stock for a vote:

1.    The election of nine nominees to the Board of Directors;

2.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

3.
The approval of the Amended and Restated Par Pacific Holdings, Inc. 2012 Long-Term Incentive Plan that, among other things, provides for an increase in the maximum number of shares of the Company’s common stock reserved and available for issuance by 2,400,000 shares (the “Updated LTIP”).

The results of such votes were as follows:

1.    The following votes were cast in the election of six nominees to the Board of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Number of Broker Non-Votes
Melvyn N. Klein	29,060,748	115,706	6,041,584
Robert S. Silberman	28,738,784	437,670	6,041,584
Curtis V. Anastasio	29,059,386	117,068	6,041,584
Timothy Clossey	29,059,386	117,068	6,041,584
L. Melvin Cooper	29,059,148	117,306	6,041,584
Walter A. Dods, Jr.	29,071,755	104,699	6,041,584
Joseph Israel	28,740,146	436,308	6,041,584
William Monteleone	28,738,546	437,908	6,041,584
William C. Pate	29,059,386	117,068	6,041,584

2.    The following votes were cast in the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
35,210,104	5,992	1,942	0

3.    The following votes were cast to approve the Updated LTIP:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
28,826,325	312,021	38,108	6,041,584

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: June 2, 2016	/s/ James Matthew Vaughn
James Matthew Vaughn Senior Vice President and General Counsel

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